                      KNAPE & VOGT MANUFACTURING COMPANY

                       OFFER TO PURCHASE FOR CASH UP TO
                     1,200,000 SHARES OF ITS COMMON STOCK
                  AT A PURCHASE PRICE NOT IN EXCESS OF $22.00
                      NOR LESS THAN $19.00 NET PER SHARE

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated September 2, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Knape & Vogt Manufacturing Company, a Michigan corporation (the "Company"), to purchase up to 1,200,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, par value $2.00 per share ("Common Stock" or the "Shares"), at prices not in excess of $22.00 nor less than $19.00 per Share, net to the seller in cash, without interest thereon, as specified by shareholders tendering their Shares, upon the terms and subject to the conditions of the Offer. Each share of the Company's Class B Common Stock, par value $2.00 per share ("Class B Common Stock"), is convertible into one Share. Holders of Class B Common Stock can participate in the Offer by tendering pursuant to the terms and conditions of the Offer a number of Shares into which their Class B Common Stock is convertible. Class B Common Stock will be automatically converted to Common Stock upon acceptance for payment of the Shares tendered. Any Class B Common Stock delivered relating to Shares tendered but not accepted for payment pursuant to the Offer will be returned as Class B Common Stock.

  The Company will, upon the terms and subject to the conditions of the Offer, determine the single per Share price, not in excess of $22.00 nor less than $19.00 per Share, net to the seller in cash, without interest thereon (the "Purchase Price"), that it will pay for Shares properly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to buy 1,200,000 Shares (or such lesser number of Shares as are properly tendered at prices not in excess of $22.00 nor less than $19.00 net per Share). All Shares properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) at prices at or below the Purchase Price, and not properly withdrawn, will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration and conditional tender provisions. All Shares acquired in the Offer will be acquired at the Purchase Price. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned. Class B Common Stock delivered pursuant to the terms and conditions of the Offer will be returned as Class B Common Stock if the Shares they represent are not accepted for payment.

  A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions of the Offer.

  Please note the following:

    1. Shares may be tendered at either the price determined by you, not in excess of $22.00 nor less than $19.00 net per Share, or at the price determined by the "Dutch Auction" tender process as indicated in the attached Instruction Form, net to the seller in cash, without interest thereon. You should mark the box entitled "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the Dutch Auction tender process. This could result in your receiving the minimum price of $19.00 per Share.

    2. The priority in which Shares shall be purchased in the event of proration may be designated.

    3. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

    4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, September 30, 1998, unless the Offer is extended.

    5. The Offer is for up to 1,200,000 Shares. Although the Company has no present intention to do so, the Company reserves the right, in its sole discretion but subject to applicable legal requirements, to purchase more than 1,200,000 Shares pursuant to the Offer.

    6. The Board of Directors of the Company has approved the Offer. Neither the Company nor its Board of Directors, however, makes any recommendation to shareholders as to whether to tender or refrain from tendering their Shares. Each shareholder must make the decision whether to tender such shareholder's Shares and, if so, how many Shares to tender and the price or prices at which such Shares should be tendered.

    7. Tendering shareholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to the Dealer Manager, Depositary, Information Agent or the Company, or except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

  If (i) you own beneficially or of record an aggregate of fewer than 100 Shares (excluding Shares attributable to your individual accounts under the Knape & Vogt Manufacturing Company Employees' Retirement Savings Plan); (ii) you instruct us to tender on your behalf all such Shares at or below the Purchase Price prior to the Expiration Date; and (iii) you complete the section entitled "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

  If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf of each such price you will accept for each such portion tendered.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

  PLEASE FORWARD YOUR INSTRUCTION FORM TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  As described in the Offer to Purchase, if more than 1,200,000 Shares (or such greater number of Shares as the Company may elect to purchase) have been properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, the Company will purchase tendered Shares on the basis set forth below:

    1. First, all Shares validly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date by any shareholder who owns beneficially or of record an aggregate of fewer than 100 Shares (excluding Shares attributable to the individual accounts under the Knape & Vogt Manufacturing Company Employees' Retirement Savings Plan) (an "Odd Lot Owner") who:

      a. tenders all Shares owned beneficially or of record by such Odd Lot Owner at a price at or below the Purchase Price (tenders of less than all Shares owned by such Odd Lot Owner will not qualify for this preference); and

      b. completes the box captioned "Odd Lots" on the Letter of Transmittal and if applicable on the Notice of Guaranteed Delivery; and

    2. Second, after purchase of all of the foregoing Shares, all Shares conditionally tendered in accordance with Section 6 of the Offer to Purchase for which the condition was satisfied, and all other Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in the Offer to Purchase; and

    3. Third, if necessary, to permit the Company to purchase 1,200,000 Shares, Shares conditionally tendered, for which the condition was not satisfied, at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, selected by random lot in accordance with Section 6 of the Offer to Purchase.

  The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

                               INSTRUCTION FORM

    INSTRUCTIONS FOR TENDER OF SHARES OF KNAPE & VOGT MANUFACTURING COMPANY

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated September 2, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Knape & Vogt Manufacturing Company, a Michigan corporation (the "Company"), to purchase up to 1,200,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, par value $2.00 per share (the "Shares"), at prices not in excess of $22.00 nor less than $19.00 per Share, net to the seller in cash, without interest thereon, as specified by shareholders tendering their Shares, upon the terms and subject to the conditions of the Offer.

  This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions of the Offer.

 NUMBER OF SHARES TO BE TENDERED: __________________________________ SHARES*


--------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


                                   ODD LOTS
                 (SEE INSTRUCTION 8 OF LETTER OF TRANSMITTAL)

   To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially or of record, an aggregate of fewer than 100 Shares (excluding Shares attributable to the individual accounts under the Knape & Vogt Manufacturing Company Employees' Retirement Savings Plan). The undersigned either (check one box):

 [_] is the beneficial or record owner of an aggregate of fewer than 100
   Shares (excluding Shares attributable to the individual accounts under the Knape & Vogt Manufacturing Company Employees' Retirement Savings
   Plan), all of which are being tendered; or

 [_] is a broker dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares (excluding Shares attributable to the individual accounts under the Knape & Vogt Manufacturing Company Employees' Retirement Savings Plan) and is tendering all of such Shares.

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED



                              CONDITIONAL TENDER
                 (SEE INSTRUCTION 9 OF LETTER OF TRANSMITTAL)

   A tendering Shareholder may condition the tender of Shares upon the purchase by the Company of a specified minimum number of Shares tendered hereby, all as described in the Offer to Purchase, particularly Section 6 thereof. Except as set forth in Section 6 of the Offer to Purchase, unless at least a minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering Shareholder's responsibility to calculate and appropriately indicate a minimum number of Shares, and each Shareholder is urged to consult a tax advisor. Unless this box is completed and a minimum number specified, the tender will be deemed unconditional.

 [_] CHECK HERE IF TENDER OF SHARES IS CONDITIONAL ON THE COMPANY
   PURCHASING ALL OR A MINIMUM NUMBER OF THE TENDERED SHARES AND COMPLETE THE FOLLOWING:

  Minimum number of Shares to be sold: _____________________________________

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                 (SEE INSTRUCTION 5 OF LETTER OF TRANSMITTAL)

                              CHECK ONLY ONE BOX


 CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES

   (Shareholders who desire to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are tendered.)


SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION:

 [_] The undersigned wants to maximize the chance of having the Company purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this BOX INSTEAD OF ONE OF THE PRICES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action will result in receiving a price per Share as low as $19.00 or as high as $22.00.

                                      OR

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER:

   By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A shareholder who desires to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price.

  PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

   [_]$19.000       [_]$19.625         [_]$20.250         [_]$20.875         [_]$21.500
   [_]$19.125       [_]$19.750         [_]$20.375         [_]$21.000         [_]$21.625
   [_]$19.250       [_]$19.875         [_]$20.500         [_]$21.125         [_]$21.750
   [_]$19.375       [_]$20.000         [_]$20.625         [_]$21.250         [_]$21.875
   [_]$19.500       [_]$20.125         [_]$20.750         [_]$21.375         [_]$22.000

 THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                   SIGN HERE:

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Signature(s)

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Please Print Name(s)
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Capacity
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Address(es)
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Area Code and Telephone Number
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Taxpayer Identification Number or Social Security Number